Exhibit 13.1

Section 906 Certification

The certification set forth below is being submitted in connection with the Annual Report on Form 20-F for the year ended December 31, 2020 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Víctor Grifols Deu and Raimon Grifols Roura, Directors and Co-Chief Executive Officers and Alfredo Arroyo Guerra, the Chief Financial Officer of Grifols, S.A., each certifies that, to the best of his knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Grifols, S.A.

Date: April 9, 2021

/s/ Víctor Grifols Deu
Name:	Víctor Grifols Deu
Title:	Director and Co- Chief Executive Officer

/s/ Raimon Grifols Roura
Name:	Raimon Grifols Roura
Title:	Director and Co- Chief Executive Officer

/s/ Alfredo Arroyo Guerra
Name:	Alfredo Arroyo Guerra
Title:	Chief Financial Officer